                                                                    EXHIBIT 10.1


                         1997 LONG-TERM INCENTIVE PLAN
                                       OF
                            CAMCO INTERNATIONAL INC.

                                   ARTICLE I

                                    General

          SECTION 1.1. Purpose of the Plan. The 1997 Long-Term Incentive Plan (the "Plan") of Camco International Inc. (the "Company") is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through (i) the grant of options ("Options") to purchase shares of Common Stock, par value $.0l per share, of the Company ("Common Stock"), (ii) the grant of stock appreciation rights ("Stock Appreciation Rights"), (iii) the award of shares of restricted Common Stock ("Restricted Stock") and (iv) the award of units payable in cash or shares of Common Stock based on performance ("Performance Awards"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company.

          SECTION 1.2.   Administration of the Plan.    (a) The Plan shall be
administered by the Board of Directors of the Company (the "Board of Directors") or committee thereof designated by the Board of Directors or such committee referred to as (the "Committee"). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company's stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan.
The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

          (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

          SECTION 1.3.   Eligible Participants.     Key employees, including
officers, of the Company and its subsidiaries, partnerships or other affiliated entities (all such subsidiaries, partnerships or other affiliated entities being referred to as "Subsidiaries") shall be eligible for Awards under the Plan.

          SECTION 1.4.   Awards Under the Plan.     Awards to key employees may
be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem with Options, (iii) shares of Restricted Stock, (iv) Performance Awards, or (v) any combination of the foregoing (collectively, "Awards").

          SECTION 1.5.   Shares Subject to the Plan.     Initially, the
aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,500,000. This number of shares, together with the number of shares subject to outstanding awards under the Company's 1993 Long-Term Incentive Plan (the "1993 Plan"), represents approximately 10% of the issued and outstanding shares of Common Stock as of March 24, 1997. In addition, as of January 1 of each year the Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan or the Company's 1993 Incentive Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the previous year (or, for 1997, as of the commencement of the Plan), the number of shares that may be issued under the Plan shall be increased by an amount such that the total number of shares of Common Stock available for issuance under the Plan together with the number of shares of Common Stock available for issuance for outstanding awards under the 1993 Incentive Plan, equals 10% of the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan or the 1993 Incentive Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares of treasury shares of the Company, as shall be determined from time to time by the Board of Directors. The aggregate number of shares of Common Stock that may be granted pursuant to an Award of Options, Stock Appreciation Rights, Restricted Stock or Performance Awards to any one participating during any one year may not exceed 250,000. The aggregate amount of cash that may be credited to any one participant pursuant to any Performance Award during any one year may not exceed $1,000,000.

          If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon an Option holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for grants under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the award shall count against the above limits). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan. Cash exercises of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

          The total number of Awards (or portions thereof) that may be settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this Section 1.5.

          The number of shares of Common Stock that will be available under the Plan for Options granted in accordance with Section 2.4(i) ("ISOs") is 1,500,000.

          SECTION 1.6.   Other Compensation Programs.     Nothing contained in
the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive Awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive Awards to, or assume incentive Awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

                                   ARTICLE II

                  Stock Options and Stock Appreciation Rights

          SECTION 2.1.   Terms and Conditions of Options.     Subject to the
following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

          (a) Option Price.     The option price per share shall be determined
by the Committee, except that in the case of an Option granted in accordance with Section 2.4(i) (an "ISO") the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Internal Revenue Code of 1986, as amended, or successor code or statute, in each case as in effect at the time of such grant (the "Code")).

          (b) Term of Option.     The term of an Option shall be determined by
the Committee, except that in the case of an ISO the term of the Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

          (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

          (d) Payment for Shares.     The Committee may authorize payment for
shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

          (e) Stockholder Rights.     The holder of an Option shall, as such,
have none of the rights of a stockholder.

          (f) Termination of Employment.     The Committee shall have discretion
to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment.

          SECTION 2.2.   Stock Appreciation Rights in Tandem with Options.
(a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

          (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the "Appreciation") equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.

          SECTION 2.3. Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

          (a) Exercise Price.     The exercise price per share shall be
determined by the Committee on the date the Independent SAR is granted.

          (b) Term of Independent SAR.     The term of an Independent SAR shall
be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

          (c) Exercise of Independent SARs.     Independent SARs shall be
exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the "Appreciation") equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

          (d) Stockholder Rights.     The holder of an Independent SAR shall, as
such, have none of the rights of a stockholder.

          (e) Termination of Employment.     The Committee shall have discretion
to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder's termination of employment.

          SECTION 2.4.   Statutory Options.     Subject to the limitations on
Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) incentive stock options within the meaning of Section 422 of the Code and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment.

          SECTION 2.5.   Change of Control.     Notwithstanding the
exercisability schedule governing any Option or Stock Appreciation Right, unless otherwise provided in the agreement relating to a specific Award of an Option or Stock Appreciation Right or other agreement with the holder of the Option or Stock Appreciation Right, upon the occurrence of a Change of Control (as defined in Section 5.10) all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants who are employees of the Company or its subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the employee's termination of employment for any reason other than termination by the Company or a subsidiary of the Company for dishonesty, conviction of a felony, willful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position or positions with the Company or such subsidiary (termination for "cause").



                                  ARTICLE III

                                Restricted Stock

          SECTION 3.1. Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

          (a) Restricted Stock Award.     The Restricted Stock Award shall
specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any of the following specified performance goals as fixed by the Committee (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more Subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its Subsidiaries., (ii) return on equity, (iii) return on capital employed, (iv) return on net assets, (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends, (vi) the performance of the Company's Common Stock in comparison to other stocks, stock indexes or groups of stocks or other investments, (vii) increases in sales, margins or profit on a Company, Subsidiary, division, department, unit, segment, product or product line basis or (viii) any combination of the above.

          (b) Restrictions on Transfer.     Unless otherwise provided in the
agreement relating to the Award relating thereto, stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name or at the option of the Committee not issued until such time as the Restricted Stock shall become vested or otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee's termination of employment before all the employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee (or the beneficiary designated by the employee in the event of death), free of all restrictions.

          (c) Accelerated Vesting.     Notwithstanding the vesting conditions
set forth in the Restricted Stock Award unless the Restricted Stock grant or other agreement with the holder thereof specifies otherwise, (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company.

                                   ARTICLE IV

                               Performance Awards

          SECTION 4.1.   Terms and Conditions of Performance Awards.     The
Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

          (a) Performance Period.     The Committee shall establish with respect
to each Performance Award a performance period over which the performance of the holder of such Performance Award shall be measured. The performance period for a Performance Award shall be established at the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee.

          (b) Performance Objectives.     The Committee shall establish a
minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives fixed by the Committee. Such objectives shall be based on (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more Subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its Subsidiaries, (ii) return on equity, (iii) return on capital employed, (iv) return on net assets, (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends, (vi) the performance of the Company's Common Stock in comparison to other stocks, stock indexes or groups of stocks or other investments, (vii) increases in sales, margins or profit on a Company, Subsidiary, division, department, unit, segment, product or product line basis or (viii) any combination of the above.

          (c) Size, Frequency and Vesting.     The Committee shall have the
authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

          (d) Payment.     Following the end of each performance period, the
holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall be deemed to have fully earned the Performance Award. Unless otherwise provided in the Award, if the employee exceeds the specified minimum level of acceptable achievement but does not attain such objectives, the employee shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Award, if a Performance Award is granted after the start of a performance period, the award shall be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

          (e) Termination of Employment.     Unless otherwise provided in the
agreement relating to the Award or other agreement with the recipient, a recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. Unless otherwise provided in the agreement relating to the Award or other agreement with the recipient, a recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise.

          (f) Accelerated Vesting.     Notwithstanding the vesting conditions
set forth in a Performance Award, unless the Award specifies otherwise, (i) the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest upon a Change of Control of the Company. In addition, unless an Award specifies otherwise, each participant in the Plan shall receive the maximum Performance Award he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Award if he or she remains in the Company's employ.

          (g) Stockholder Rights.     The holder of a Performance Award shall,
as such, have none of the rights of a stockholder.

                                   ARTICLE V

                             Additional Provisions

          SECTION 5.1.   General Restrictions.     Each Award under the Plan
shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

          SECTION 5.2.   Adjustments for Changes in Capitalization.     In the
event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

          In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

          SECTION 5.3.   Amendments.     (a) The Board of Directors may at any
time and from time to time and in any respect amend or modify the Plan.

          (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

          SECTION 5.4.   Cancellation of Awards.     Any Award granted under the
Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

          SECTION 5.5.   Beneficiary.     A participant may file with the
Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Options, Stock Appreciation Rights, shares of Restricted Stock, Common Stock and Performance Awards that become deliverable to the participant pursuant to the Plan after the participant's death. A participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the participant, the executor or administrator of the participant's estate shall be deemed to be the participant's beneficiary.

          SECTION 5.6.   Withholding.     Whenever the Company proposes or is
required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability.

          Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

          SECTION 5.7.   Non-assignability.     Except as expressly provided in
the Plan or as may be permitted by the Committee, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. Except as expressly provided in the Plan or as may be permitted by the Committee, during the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

          SECTION 5.8.   Non-uniform Determinations.     Determinations by the
Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

          SECTION 5.9.   No Guarantee of Employment.     The grant of an Award
under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any director for reelection by the Company's stockholders.

          SECTION 5.10.  Change of Control.     A "Change of Control" shall be
deemed to have occurred if:

               (1) any Person (as defined below), other than a Designated Person, is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 30% or more of the Voting Power (as defined below);

               (2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

               (3) at any meeting of the stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

               (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

          For purposes of this Section 5.10, (i) "Person" shall have the meaning set forth in Sections 3 (a) (9) and 13 (d) (3) of the Securities Exchange Act of 1934, as in effect on May 20, 1997, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 on May 20, 1997; and (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors.

          SECTION 5.11.  Deferred Compensation and Trust Agreements.     The
Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements, including "rabbi trusts", with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

          SECTION 5.12.  Duration and Termination.    (a) The Plan shall be of
unlimited duration. Notwithstanding the foregoing, no incentive stock option (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the approval of the Corporation's stockholder, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

          (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

          SECTION 5.13.  Effective Date.     The Plan shall be effective as of
May 20, 1997, subject to approval of a majority of the Corporation's stockholders present and eligible to vote at a meeting of the stockholders of the Corporation at which a quorum is present.